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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K/A of EVI Weatherford, Inc. (formerly EVI, Inc.) of our report dated June 15, 1998 on the supplemental consolidated financial statements of EVI Weatherford, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and to the incorporation by reference of such report into EVI Weatherford, Inc.'s previously filed Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-64349, 333-13531, 333-24133, 333-39587, 333-44345, 333-45207,
333-49527 and 333-53633.















ARTHUR ANDERSEN LLP

Houston, Texas
July 20, 1998